As filed with the Securities and Exchange Commission on May 26, 2015.

Registration No. 033-92526

Registration No. 333-41333

Registration No. 333-89123

Registration No. 333-131467

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 To Form S-8, Registration Statement No. 033-92526

POST-EFFECTIVE AMENDMENT NO. 1 To Form S-8, Registration Statement No. 333-41333

POST-EFFECTIVE AMENDMENT NO. 1 To Form S-8, Registration Statement No. 333-89123

POST-EFFECTIVE AMENDMENT NO. 1 To Form S-8, Registration Statement No. 333-131467

UNDER

THE SECURITIES ACT OF 1933

MONSTER BEVERAGE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	39-1679918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Monster Way

Corona, California 92879

(Address of Principal Executive Officers)(Zip code)

Stock Option Plan for Outside Directors

Hansen Natural Corporation Stock Option Plan

Hansen Natural Corporation Stock Option Plan

2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors

(Full title of the plans)

Rodney C. Sacks

1 Monster Way

Corona, California 92879

(Name and address of agent for service)

(951) 739-6200
(Telephone number, including area code, of agent for service)

Copies to:

John T. Owen Jones Day	Michael R. Littenberg Farzad F. Damania
222 East 41st Street	Schulte Roth & Zabel LLP
New York, NY 10017	919 Third Avenue
(212) 326-7874	New York, NY 10022
(212) 756-2573

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8, including all post-effective amendments thereto (each a “Registration Statement” and collectively, the “Registration Statements”) filed under the Securities Act of 1933, as amended, by Monster Beverage Corporation (formerly Hansen Natural Corporation), a Delaware corporation (the “Registrant”):

•                  Registration Statement No. 033-92526 pertaining to the registration of 1,600,000 shares of common stock, par value $0.005 per share (the “Common Stock”), of the Registrant issuable under the Registrant’s Stock Option Plan for Outside Directors;

•                  Registration Statement No. 333-41333 pertaining to the registration of 500,000 shares of Common Stock of the Registrant issuable under the Hansen Natural Corporation Stock Option Plan;

•                  Registration Statement No. 333-89123 pertaining to the registration of 1,000,000 shares of Common Stock of the Registrant issuable under the Hansen Natural Corporation Stock Option Plan; and

•                  Registration Statement No. 333-131467 pertaining to the registration of 200,000 shares of Common Stock of the Registrant issuable under the 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors.

Each of the plans covered by the aforementioned Registration Statements has now terminated. Accordingly, all of the Registrant’s Common Stock registered for sale under the Registration Statements that remains unsold is hereby deregistered pursuant to the Registrant’s undertakings in the Registration Statement identified above.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on May 26, 2015.

MONSTER BEVERAGE CORPORATION

By:	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors, President, Chief Financial Officer, Chief Operating Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 26, 2015.

Signature	Title

*	Chairman of the Board and Chief Executive
Rodney C. Sacks	Officer (Principal Executive Officer)

/s/ Hilton H. Schlosberg	Vice Chairman of the Board of Directors, President, Chief
Hilton H. Schlosberg	Financial Officer, Chief Operating Officer and Secretary (Principal Financial Officer, Controller and Principal Accounting Officer)

*	Director
Norman C. Epstein

Director, Chief Marketing Officer
Mark J. Hall

*	Director
Benjamin M. Polk

Director
Sydney Selati

*	Director
Harold C. Taber

Director
Mark S. Vidergauz

*By:	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney (included in Registration Statement on Form S-8 No. 033-92526 filed on May 19, 1995 under “Signatures” and incorporated herein by reference)
24.2	Power of Attorney (included in Registration Statement on Form S-8 No. 333-41333 filed on December 2, 1997 under “Signatures” and incorporated herein by reference)
24.3	Power of Attorney (included in Registration Statement on Form S-8 No. 333-89123 filed on October 15, 1999 under “Signatures” and incorporated herein by reference)
24.4	Power of Attorney (included in Registration Statement on Form S-8 No. 333-131467 filed on February 1, 2006 under “Signatures” and incorporated herein by reference)

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